SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report: December 20, 2001
HOUSEHOLD HOME EQUITY LOAN TRUST 2001-2 (Exact name of registrant as specified in its charter)
HFC REVOLVING CORPORATION (Administrator of the Trust) (Exact name as specified in Administrators charter)
Delaware (State or other jurisdiction of incorporation of Administrator)	0-30465 (Commission File Numbers)	Not Applicable (IRS Employer Identification Number of Registrant)
2700 Sanders Road, Prospect Heights, Illinois (Address of principal executive offices of Administrator)	60070 (Zip Code)
Administrators telephone number, including area code 847/564-5000

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Item 7. FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits
99(a)

Statement to Certificateholders with respect to the distribution on December 20, 2001 provided under Section 6 of the Series 2001-2 Supplement dated as of November 7, 2001 to the Pooling and Servicing Agreement, with respect to Class A and Class M Certificates, Series 2001-2.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Administrator has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.
HFC REVOLVING CORPORATION, as Administrator of and on behalf of the HOUSEHOLD HOME EQUITY LOAN TRUST 2001-2 (Registrant)

By: /s/ J. W. Blenke J. W. Blenke Authorized Representative
Dated: December 31, 2001
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EXHIBIT INDEX

Exhibit Number	Exhibit
99(a)

Statement to Certificateholders with respect to the distribution on December 20, 2001 provided under Section 6 of the Series 2001-2 Supplement dated as of November 7, 2001 to the Pooling and Servicing Agreement, with respect to Class A and Class M Certificates, Series 2001-2.

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